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                                                                     EXHIBIT 5.1

                       [CHARLES S. FIEDLER LETTERHEAD]



February 1, 1995
95-032


Western Digital Corporation
8105 Irvine Center Drive
Irvine, CA  92718

Re:   Registration Statement on Form S-8

Gentlemen:

I have acted as your counsel in connection with your registration under the Securities Act of 1933, as amended, of 2,250,000 additional shares of common stock ("Common Stock") of Western Digital Corporation, a Delaware corporation (the "Company"), pursuant to a registration statement on Form S-8 (the "Registration Statement"), which shares of Common Stock have been reserved for issuance under the Company's Employee Stock Option Plan (the "Plan").

In rendering this opinion, I have made such inquiries and examined originals or copies, certified or otherwise identified to me, of such records, agreements, certificates of corporate and public officials and such other instruments and documents, and considered such matters of law and fact, as I have considered appropriate for purposes of this opinion. For the purposes of my examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to original documents of all copies submitted to me, the legal authorization and proper execution of such documents, and the correctness of all facts set forth therein.

On the basis of the foregoing examinations and assumptions, and in reliance thereon, it is my opinion that the shares of Common Stock reserved for issuance under the Plan, when issued and sold upon the exercise of options granted under the Plan and paid for in cash or





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Western Digital Corporation
February 1, 1995
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with Company securities pursuant to the Plan, will be legally issued, fully paid and nonassessable.

This opinion is limited to the present law of the State of Delaware, to the current federal laws of the United States and to current judicial interpretations thereof, and to the facts as they presently exist. No opinion is expressed as to the effect of the laws of any other jurisdiction or as to matters of conflict or choice of law. I undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,



Charles S. Fiedler

CSF:ja:WD\OPINION